Exhibit 10.1

Rewards Network Inc.

2007 Incentive Compensation Plan

Participation in the 2007 Incentive Plan

The Chief Executive Officer will recommend to the Compensation Committee the members of the management of Rewards Network Inc. and its subsidiaries (collectively, the “Corporation”) that will be eligible to participate in the Rewards Network Inc. 2007 Incentive Compensation Plan (the “2007 Incentive Plan”).

All members of the Corporation’s management who participate in the 2007 Incentive Plan must be approved by the Compensation Committee of the Board of Directors. Members of the Corporation’s management who are approved to participate in the 2007 Incentive Plan are referred to as “Participants.”

Incentive Compensation Determination

The 2007 Incentive Plan provides Participants with the possibility of receiving incentive compensation based on (a) the Participant’s individual performance during 2007 as determined by the Participant’s supervisor, (b) the Corporation’s 2007 EBITDA, as defined below, and (c) the Corporation’s 2007 Net Revenue, as defined below. For purposes of the 2007 Incentive Plan, the Chief Executive Officer’s supervisor will be the Compensation Committee.

The total amount of incentive compensation payable to Participants under the 2007 Incentive Plan (“Incentive Compensation Pool”) will be determined by the Compensation Committee as soon as practical after December 31, 2007 based on the aggregate Target (as defined below) for all Participants and the Corporation’s 2007 EBITDA and 2007 Net Revenue. The Incentive Compensation Pool will equal 100% of the aggregate Target of all Participants, adjusted based on the Corporation’s achievement of the 2007 EBITDA Target and 2007 Net Revenue Target, as described below.

Determination of 2007 Base Award

Each Participant will have an incentive compensation opportunity equal to a target percentage of his/her salary (the “Target”). Each Participant’s Target will be communicated to the Participant during the first quarter of 2007.

During the first quarter of 2008, each Participant’s supervisor will assess each Participant’s individual performance during 2007. Based on such assessment, each Participant’s supervisor will determine the percentage of the Target that may be awarded to the Participant under the 2007 Incentive Plan, which amount is referred to as the “2007 Base Award.” The 2007 Base Award for any single Participant may be more or less than 100% of that Participant’s Target; provided, however, that the total amount of incentive compensation payable to Participants under the 2007 Incentive Plan shall not exceed the Incentive Compensation Pool. The 2007 Base

Award is subject to the approval of the Corporation’s Chief Executive Officer and the Compensation Committee, who may make adjustments to any Participant’s 2007 Base Award in their sole discretion, with the Compensation Committee making the final determination of any adjustments.

2007 EBITDA Target

“EBITDA” means earnings before interest, income taxes, depreciation and amortization. For purposes of the 2007 Incentive Plan, the Corporation’s EBITDA, including unusual and non-recurring gains and losses that will be excluded from EBITDA, will be determined by the Corporation in its sole discretion, with the Compensation Committee making the final determination, and such determination will be final and binding on all Participants and not subject to review.

The Corporation’s EBITDA for 2007, adjusted as described above, is referred to as the “Corporation’s 2007 EBITDA.”

The Corporation will determine the “2007 EBITDA Target” during the first quarter of 2007 (or later, if necessary) and will promptly communicate the 2007 EBITDA Target to all Participants.

2007 Net Revenue Target

“Net Revenue” means sales, less cost of sales, provision for losses and member benefits. For purposes of the 2007 Incentive Plan, the Corporation’s Net Revenues will be determined by the Corporation in its sole discretion, with the Compensation Committee making the final determination, and such determination will be final and binding on all Participants and not subject to review.

The Corporation’s Net Revenue for 2007 is referred to as the “Corporation’s 2007 Net Revenue.”

The Corporation will determine the “2007 Net Revenue Target” during the first quarter of 2007 (or later, if necessary) and will promptly communicate the 2007 Net Revenue Target to all Participants.

EBITDA-Based Award and Net Revenue-Based Award

The 2007 Base Award will be divided into two portions: 75% of the 2007 Base Award will be adjusted based on the Corporation’s achievement of the 2007 EBITDA Target (“EBITDA-Based Award”) and 25% of the 2007 Base Award will be adjusted based on the Corporation’s achievement of the 2007 Net Revenue Target (“Net Revenue-Based Award”).

Adjustments to the EBITDA-Based Award

The EBITDA-Based Award will be adjusted based on the Corporation’s 2007 EBITDA and the 2007 EBITDA Target, as follows.

•	If the Corporation’s 2007 EBITDA is less than 100% of the 2007 EBITDA Target, no Participant will receive the EBITDA-Based Award.

•

If the Corporation’s 2007 EBITDA is at least 100% of the 2007 EBITDA Target, each Participant will receive the EBITDA-Based Award, plus an additional amount equal to 1.67% of the EBITDA-Based Award for each whole percentage point that the Corporation’s 2007 EBITDA is above 100% of the 2007 EBITDA Target, up to 150% of the EBITDA-Based Award.

Adjustments to Net Revenue-Based Award

The Net Revenue-Based Award will be adjusted based on the Corporation’s 2007 Net Revenue and the 2007 Net Revenue Target, as follows.

•	If the Corporation’s 2007 Net Revenue is less than 100% of the 2007 Net Revenue Target, no Participant will receive the Net Revenue-Based Award.

•

If the Corporation’s 2007 Net Revenue is at least 100% of the 2007 Net Revenue Target, each Participant will receive the Net Revenue-Based Award, plus an additional amount equal to 1.67% of the Net Revenue-Based Award for each whole percentage point that the Corporation’s 2007 Net Revenue is above 100% of the 2007 Net Revenue Target, up to 150% of the Net Revenue-Based Award.

Payment of Final 2007 Award

The “Final 2007 Award” is the EBITDA-Based Award plus the Net Revenue-Based Award, after taking into account the adjustments described above. The Final 2007 Award for each Participant will be payable on or before March 15, 2008.

The Final 2007 Award will be payable to a Participant only if the Participant is employed by the Corporation on the date that the Final 2007 Award is paid by the Corporation. The Final 2007 Award is not earned upon determination of a Participant’s Final 2007 Base Award. If the Participant is not employed by the Corporation for any reason on the date the Final 2007 Award is paid by the Corporation, the Participant will not be eligible to receive the Final 2007 Award unless required by applicable law. The Corporation in its sole discretion will determine the date of payment of the Final 2007 Award; provided that such date will not be later than March 15, 2008.

General Terms and Conditions

The 2007 Incentive Plan is not a contract or guarantee and it can be amended, modified, or terminated at any time by the Corporation and for any reason or no reason, with or without notice. The Corporation retains complete discretion to pay or not pay a 2007 Incentive Plan payment as to each of its employees.

The 2007 Incentive Plan is not an employment contract for a definite period. Every Participant is an at-will employee. The Corporation or a Participant may terminate the Participant’s employment at any time without notice.

The Corporation’s interpretation of the terms of the 2007 Incentive Plan is final and binding on all Participants.

No financial incentive under the 2007 Incentive Plan is earned, accrued, or vested after the date on which the Participant ceases to be employed by the Corporation for any reason, regardless of which party ends the employment relationship or the reason why the employment relationship ended, or if Participant is no longer eligible to participate in the 2007 Incentive Plan for any reason, as determined by the Corporation.

All currently applicable policies of the Corporation (e.g., Compliance Code for Business Conduct and Ethics, Proprietary Information Policy, The Employee Handbook, or any fiscal policies) remain in effect and nothing contained in the 2007 Incentive Plan is intended to or will modify those policies.

The 2007 Incentive Plan is governed by the internal laws of the State of Illinois (without regard to conflicts of law principles).

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